FIRST AMENDMENT TO SHARE PURCHASE AGREEMENT


This First Amendment ("Amendment") to the parties January 23, 2006 Share Purchase Agreement ("Agreement") is made as of May 30, 2007 by Global Gold Mining, LLC, a Delaware, United States limited liability company ("Buyer"), Getik Mining Company, LLC an Armenian Limited Liability Company (formerly Athelea Investments an Armenian Closed Joint Stock Company) (the "Company"), and the Company shareholders Simon Cleghorn, a citizen of Australia resident in Armenia, ("A"), Sergio Di Giovani, a citizen of Australia resident in Australia ("B"), Armen Ghazaryan, a citizen of Armenia resident in Armenia ("C"), and Frank Pastorino, a citizen of the United States resident in Armenia ("D") (A, B, C, D collectively "Sellers").

                                    RECITALS

Sellers desire to sell, and Buyer desires to purchase all of Sellers' Twenty percent (20%) remaining interest of the Company (the "Remaining Shares") in light of developments subsequent to the Agreement for the consideration and on the terms set forth in this Amendment.

                                    AGREEMENT

The parties, intending to be legally bound, agree as follows:



         1. Remaining Shares. Subject to the terms and conditions of this Amendment, at the Closing, Sellers will sell and transfer the Remaining Shares without any encumbrances whatsoever to Buyer, and Buyer will purchase the Shares from Sellers.

         2. Purchase Price. The purchase price (the "Purchase Price") for the Remaining Shares will be Thirty Five Thousand Armenian Drams. The Purchase Price is inclusive of and the Sellers are solely and separately responsible for all taxes, fees and levies, duties and other charges applicable now or those which may become applicable in the future, including such taxes, duties or other charges acknowledged retroactive, which may be imposed on any of the Purchase Price (including, but not limited to, the property tax, profit or income tax, VAT) (all taxes, duties or other charges hereinafter collectively referred to as the "Taxes"), associated with, or payment of, such Purchase Price. Buyer may calculate, and withhold from the Purchase Price and pay any Tax on behalf of the Sellers. In addition as mutual consideration, the parties each knowingly and voluntarily release and forever discharge one another, from any and all claims, known and unknown, related to the execution, performance and subject matter of the Agreement.

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         3. Closing. The purchase and sale (the "Closing") provided for in this
Agreement will take place at the offices of Buyer's counsel at 2a Tamanyan Street, Suite #2 Yerevan , Armenia, at 10:00 a.m. (local time) on or before June 15, 2007. Failure to consummate the purchase and sale provided for in this Agreement on the date and time and at the place determined pursuant to this
Section 2.3 will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement.


         4. Effect of Amendment. This Amendment is binding on all of the parties as written, and may not be modified in any way unless in writing and signed by all parties. All other representations, warranties and other remaining provisions of the Agreement shall continue to remain in full force and apply to this Amendment as if made on the date of this Amendment. The parties confirm that there are no further amendments to the Agreement and incorporate the terms of the Agreement herein.


         5. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment as of the date first written above.


Global Gold Mining, LLC

By:_____________________
Van Z. Krikorian, Manager

_________________________                   __________________________
Simon Cleghorn                                       Sergio Di Giovani


_________________________                   __________________________
Armen Ghazaryan                                      Frank Pastorino







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